EMPLOYMENT AND CONSULTING AGREEMENT

      This Employment and Consulting Agreement (the "Agreement"), dated as of March 31, 2000, is entered into between Thermo Electron Corporation, a Delaware corporation with its principal place of business at 81 Wyman Street, Waltham, Massachusetts 02454 (the "Company"), and George N. Hatsopoulos, residing at 233 Tower Road, Lincoln, Massachusetts 01773 (the "Employee").

      The parties desire to enter into an employment agreement on the terms set forth herein and, subsequent to the term of the employment agreement, the Company desires to appoint the Employee as a consultant to the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

      1. Term of Employment. The Company hereby agrees to employ the Employee on a part-time basis, and the Employee hereby accepts employment with the Company on a part-time basis, upon the terms set forth in this Agreement, for the period commencing on the date hereof, and continuing until the earlier of March 31, 2002 or termination in accordance with the provisions of Section 4 (such period, the "Employment Period").

      2. Capacity. The Employee shall provide such technical and advisory services to the Company as are requested from time to time by the Company and are consistent with a senior executive position with the Company; however, the parties acknowledge and agree that the scope of services requested by the
Company shall be limited to the Company's instrument businesses and technologies, conducted primarily by Thermo Instrument Systems Inc. and its subsidiaries. The Employee shall be treated as a common law employee of the Company, subject to the supervision of, and shall have such authority as is delegated and such duties as are assigned to him by, the Chief Executive Officer or his designee.

      The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Chief Executive Officer or his designee shall from time to time reasonably assign to him. In his capacity as a part-time employee, the Employee agrees to be available to devote, on average, approximately twenty hours per week to fulfilling such duties and responsibilities. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein that may be adopted from time to time by the Company.

      3.    Compensation and Benefits.

            3.1 Base Salary. The Company shall pay to the Employee, at such times as the Company pays its employees in general, an annual base salary equal to $500,000.

            3.2 Bonus. The Employee will be entitled to receive a bonus for the period beginning January 1, 2000 and ending March 31, 2000, in an amount to be determined in the discretion of the Company's Board of Directors, payable at such time as such bonuses are normally paid. The Employee, however, will not be eligible for any bonus during the Employment Period.

            3.3 Fringe Benefits. During the Employment Period, (i) the Employee shall be entitled to participate in all benefit programs that the Company establishes and makes available to its employees to the extent that the
Employee's position, tenure, salary, age, part-time status and other qualifications make him eligible to participate, it being understood that the Employee will no longer be eligible for the Company's Executive Medical Plan or Executive Auto Cash Allowance Program and (ii) the Company will use its best efforts to continue to include the Employee as a named insured person under the Company's directors and officers liability insurance policy. During the Employment Period, the Company shall use its best efforts to obtain for the Employee health and dental care insurance for him and his dependents with substantially the same coverage as in effect on the date hereof, at the Company's sole cost and expense. During the Employment Period and the consulting period described in Section 14 below, the Company shall, at no cost to the Employee, continue to provide the Employee with (i) an office in an office building that is located in a suburb west of Boston with occupancy rates similar to the Employee's current office space; (ii) communications and office equipment and services similar to those it now provides the Employee; provided that the Employee's personal computer will not be linked to any Company computer network;
(iii) full-time services of the Employee's present administrative assistant or, if she is unable or unwilling to continue as such, the Company shall use its best efforts to secure for the Employee a full-time administrative assistant of substantially similar experience; and (iv) the newspapers and periodicals that the Employee now receives.

            3.4 Reimbursement of Expenses. During the Employment Period and the consulting period described in Section 14 below the Company shall promptly reimburse the Employee for his reasonable expenses incurred in the performance of his duties hereunder, not to exceed $100,000 per year. The Employee agrees to provide receipts or other evidence of such expenses. The reasonableness of such expenses shall be determined on a basis consistent with the Company's and the Employee's past practices in this regard, including the Employee's use of a private aircraft for business travel and home entertainment of persons with an actual or potential connection to the Company or who may be helpful to the Company.

      4. Employment Termination. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

            4.1 At the election of the Company, for Cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4, "Cause" for termination shall mean the Employee's (a) conviction of a felony, or a misdemeanor involving material fraud or material dishonesty, (b) material fraud or material dishonesty in the course of his employment with the Company,
(c) misconduct that is materially injurious to the Company or its subsidiaries and affiliates, and (d) gross neglect of his duties and responsibilities under the terms of this Agreement;

            4.2 Upon the death of the Employee;

            4.3 At the election of the Employee, upon not less than 30 days prior written notice of termination.

      5.    Effect of Termination.

            5.1 Termination by the Company or at the Election of the Employee. In the event the Employee's employment is terminated by the Company pursuant to
Section 4.1 or at the election of the Employee pursuant to Section 4.3, the Company shall pay to the Employee the compensation and benefits which would otherwise be payable to him under Section 3 through the last day of his actual employment by the Company, and the parties' obligations under Sections 14 and 15 shall terminate.

            5.2 Termination for Death. If the Employee's employment is terminated by death pursuant to Section 4.2, the Company shall pay to the estate of the Employee a lump sum in an amount equal to the balance of the base salary and consulting amounts otherwise payable to the Employee for the period from the date of termination to March 31, 2004 as set forth in Sections 3.1 and 14.

            5.3 Survival. Notwithstanding anything herein to the contrary, Sections 9 - 13 and 16 - 22 of this Agreement shall survive the termination of employment or the consulting arrangement.

      6.    Options and Restricted Stock.

            6.1 During the Employment Period, the Employee shall be entitled to retain his stock options in the Company and any of its subsidiaries, subject to the terms and conditions of such options. Upon the termination of the Employment Period, including upon any earlier termination of employment, all stock options which are "in-the-money" as of the date hereof and have Vested (i.e., the underlying shares are not subject to repurchase by the Company or its subsidiaries, as applicable) or will have Vested as of the last day of the Employment Period (such options being identified on Exhibit 1 attached and incorporated herein) will no longer Vest and no further lapsing of the Company's and its subsidiaries' repurchase rights will occur. The Employee will then have until the earlier of (i) 90 days or two years after such termination, depending on the terms of the option as specified by Exhibit 1 (attached and incorporated herein) or (ii) the expiration of the exercise period, to exercise such options. If the Employee does not exercise such options by the applicable deadline, such options will be cancelled, and the Employee will have no further rights with respect to such options.

            6.2 Notwithstanding the terms of any stock option plan or agreement pursuant to which such options were granted and regardless of whether the Employee is an employee of the Company or any of its subsidiaries, the following terms and conditions shall apply to the stock options previously granted to the Employee that are, as of the date hereof, either not "in the money" (such options being identified on Exhibit 2 attached and incorporated herein) or "in the money" and Vesting in the consulting period described in Section 14 hereof (such options being identified on Exhibit 3 attached and incorporated herein):

            (i) The resale restrictions and the Company's or its subsidiaries' repurchase rights with respect to such options shall continue to ratably lapse in accordance with their original terms through the earlier of (A) the original expiration date of such option or (B) March 31, 2004;

            (ii) Any option that is, under its original terms, exercisable on March 31, 2004 shall thereafter remain exercisable until June 30, 2004. If the Employee does not exercise such options by such deadline, such options will be cancelled, and the Employee will have no further rights with respect to such options; and

            (iii) Any option that is, under its original terms, scheduled to Vest after March 31, 2004 is hereby forfeited, unless there occurs on or before that date a change of control (as defined by the terms of the original option) that would have accelerated the Vesting under its original terms, in which event the option shall be exercisable to the extent its Vesting has been so accelerated.

            6.3 All stock of the Company previously acquired by the Employee pursuant to the exercise of a Type B stock option shall become fully Vested and all of the Company's repurchase rights and transfer restrictions with respect thereto shall lapse on such date that is on or after May 10, 2000 as mutually determined by the Employee and the Company; provided, however if the parties do not mutually select a vesting date, such stock shall Vest on January 7, 2001.

            6.4 Solely for purposes of this Section 6, the term "Employee" shall be deemed to include GDH Partners LP and the 1994 Hatsopoulos Family Trust, to the extent any stock option shall have been transferred to either such entity with the consent of the Company, and each such entity may exercise the rights granted to the Employee, and shall be subject to the obligations of the Employee, in this Section 6 with respect to any stock options so transferred to such entity.

            6.5 In the event of any  conflict  between  the  provisions  of this
Section 6 and the provisions of any option plan or option agreement covering the options set forth in Exhibits 1, 2 or 3 attached and incorporated herein, the provisions of this Section 6 shall prevail.

      7. Retirement. The Employee hereby resigns effective as of March 31, 2000 his position as a member of the board of directors of the Company and as a member of the board of directors of all of the Company's subsidiaries on which he currently serves.

      8. Annual Report. During the Employment Period and the consulting period described in Section 14 below, the Company agrees to list the Employee in the Company's Annual Report to Shareholders as the Company's founder and chairman emeritus.

      9. Cooperation. The Employee agrees to reasonably cooperate with the Company with respect to all matters arising during or related to his employment and consulting services, including but not limited to cooperation in connection with any governmental investigation, litigation or regulatory or other proceeding, subject to applicable privileges.

      10. Termination of Executive Retention Agreement. The Employee and the Company agree that, effective April 1, 2000, that certain Executive Retention Agreement between the Employee and the Company shall hereby be terminated and shall be of no further force or effect.

      11. Company Information and Invention Agreement. The Employee agrees to execute and comply with the terms of a Thermo Electron Company Information and Invention Agreement, a copy of which is attached as Exhibit 4 hereto. Such agreement supersedes any prior agreement covering the same subject matter which the Employee may have signed with the Company.

      12. Waiver of Jury Trial. Each of the parties hereby expressly, knowingly and voluntarily waives all benefit and advantage of any right to a trial by jury, and each agrees that he or it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, a trial by jury in any action arising in connection with this Agreement.

      13. Restriction on Purchase or Sale of Common Stock. The Employee understands that he will no longer be a "Reporting Person" for purposes of
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated thereunder. However, the Employee understands that he may be required to report certain transactions pursuant to such rules and registrations on Forms 4 and 5 for up to six months after March 31, 2000. The Employee is also urged to contact the Corporate Secretary of the Company, Ms. Sandra L. Lambert, should he have any questions regarding compliance with the insider trading regulations under the federal securities laws.

      14. Consulting Services: From April 1, 2002 to March 31, 2004 (the "Consulting Period"), the Employee agrees to provide, and make himself available to provide, consulting services to the Company on a half-time basis, at such time or times as is mutually agreeable by the parties. The Employee agrees to use his best efforts, business judgment and skill in rendering consulting services hereunder. It is expressly agreed that during the Consulting Period the Employee will be acting as an independent contractor in performing his services hereunder and not as an employee or agent of the Company and as such will not be treated as an employee for any reason whatsoever, including but not limited to federal or state tax purposes. In the event of the Employee's death, disability or other incapacity resulting in his inability to perform his consulting duties hereunder, all compensation due and owing under Section 15 shall continue to be payable to him or his estate. The Company may terminate this consulting arrangement for Cause and, in such event, the Company shall have no further obligation to the Employee under this consulting arrangement. "Cause" shall mean the Employee's (a) conviction of a felony, or a misdemeanor involving material fraud or material dishonesty, (b) material fraud or material dishonesty in the course of consulting hereunder, (c) gross misconduct that is materially injurious to the Company or its subsidiaries and affiliates, or (d) gross neglect of his duties and responsibilities under the terms of this consulting arrangement.

      15. Consultant Compensation: In consideration for the Employee's agreement to provide consulting services, the Company shall pay him at the rate of $500,000 per year during the Consulting Period, payable monthly in arrears. The Company shall reimburse the Employee for his costs and expenses incurred by him in connection with his provision of consulting services to the Company as provided in Section 3.4 hereof. In addition, during the Consulting Period, the Company shall use its best efforts to obtain for the Employee health and dental care insurance for him and his dependents with substantially the same coverage as in effect as of March 31, 2002, at the Company's sole cost and expense.

      16. Other Activities. This Agreement shall not prohibit the Employee from engaging in any other business activities during the Employment Period and Consulting Period provided that such other business activities (i) shall be subject to the prior approval of the Company, which approval shall not be unreasonably withheld, and provided such approval or disapproval shall be communicated to him in writing within 10 business days of such request for approval (it being understood that the failure by the Company to so communicate its disapproval in writing within such 10-day period shall be deemed an approval of such request), and (ii) do not prevent him from performing his obligations under this Agreement. In this connection, the parties agree that the Employee's formation and operation of an "incubator" for bioengineering businesses is an approved activity and agree that (i) the Company shall not assign to the Employee conflicting duties and (ii) the Employee may recuse himself from Company assignments that present a material risk of such a conflict.

      17. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 17.

      18. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

      19. Amendment. This Agreement may be amended or modified only by a written instrument executed by all of the parties hereto.

      20. Governing Law. This Agreement and all issues relating to this Agreement and the transactions contemplated hereby shall be governed by, enforced under and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

      21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its respective assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

      22.   Miscellaneous.

            22.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

            22.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

            22.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                                     THERMO ELECTRON CORPORATION


                            By:      /s/ R. F. Syron
                                     -------------------------------------------
                            Name:    Richard F. Syron
                            Title:   President and Chief Executive Officer


                                    EMPLOYEE

                                     /s/ George N. Hatsopoulos
                                     -------------------------------------------
                                     George N. Hatsopoulos


Accepted and agreed to


By:

GDH Partners LP


By:   /s/ Daphne Hatsopoulos
      -------------------------------

1994 Hatsopoulos Family Trust


By:   /s/ Daphne Hatsopoulos
      -------------------------------
      Trustee